Exhibit 5.1

ALSTON&BIRD LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000

Fax: 404-881-7777

www.alston.com

December 20, 2012

Duke Realty Corporation

600 East 96th Street, Suite 100

Indianapolis, IN 46240

Re:	Duke Realty Corporation – Registration Statement on Form S-8, filed with the Securities and Exchange Commission on December 20, 2012

Ladies and Gentlemen:

We have acted as counsel to Duke Realty Corporation, an Indiana corporation (the “Company”) in connection with the Company’s filing of the above referenced registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

We are furnishing this opinion letter to you pursuant to Item 8 of the Commission’s Form S-8 and Item 601(b)(5) of the Commission’s Regulation S-K in connection with the Company’s registration of (i) 2,000,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), which may be issued under or purchased by the Duke Realty 401(k) Plan (the “Plan”), and (ii) an indeterminate number of interests (the “Plan Interests”) which may be issued under the Plan.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, including, without limitation, resolutions adopted by the board of directors or other governing bodies or controlling entities of the Company and the organizational documents of the Company (as amended or restated), certificates of officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based) of the Company, certificates of public officials, the Registration Statement and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations, warranties and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments entered into by the Company in connection with the issuance of the Shares, including, without

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December 20, 2012

limitation, certificates and statements of responsible officers of the Company, and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Our opinion set forth below is limited to the Indiana Business Corporation Law, applicable provisions of the Constitution of the State of Indiana and reported judicial decisions interpreting such Corporation Law and Constitution that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Plan, and we do not express any opinion herein concerning any other laws, statutes, ordinances and regulations.

Based upon the foregoing, and subject, in all respects, to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

(1) The Shares to be issued under the Plan and the Plan Interests have been duly authorized, and, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our prior express written consent. The only opinion rendered by us consists of those matters set forth in the paragraph numbered (1) above, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is made as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act or that we are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

[Signature on following page.]

December 20, 2012

Sincerely,

ALSTON & BIRD LLP

By:	/s/ Mark C. Kanaly
Mark C. Kanaly
A Partner